Exhibit 10.8

Trademark License Agreement

This Trademark License Agreement is made and entered into by and between Sekoshuzo Co., Ltd. (hereinafter referred to as “Party A”) and Agencia Comercial Co., Ltd. (hereinafter referred to as “Party B”). Both parties agree to the following terms regarding the licensed use of the trademark owned by Party A:

Article 1 – Definitions

The terms used in this Agreement are defined as follows:

●	Licensed Trademark:

The trademark owned by Party A with the following registration details:

Registration Number: [redacted]

Registration Date: August 31, 1992 (Heisei 4)

Trademark Name: 忍者 (“Ninja”)

Designated Goods/Services: Japanese Sake (Japanese rice wine), Western spirits, fruit wine, Chinese liquor, medicinal liqueurs

Classification Codes: 28A01, 28A02, 28A03, 28A04

Article 2 – License to Use

1.	Party B must use the Licensed Trademark in a manner that does not harm the brand value of Party A.

2.	Upon commencement of use, Party B shall promptly submit actual samples or image copies of the licensed products (including products, advertisements, website displays, etc.) to Party A.

3.	Party B shall not alter the Licensed Trademark in any way and must comply with this Agreement, the usage manual provided by Party A, and all relevant laws including the Trademark Act, Food Labeling Act, and Act against Unjustifiable Premiums and Misleading Representations.

4.	Party B shall not apply for or use any trademark similar to the Licensed Trademark.

5.	Party B shall not sublicense the use of the Licensed Trademark to any third party.

Article 3 – License Fees

Party B shall pay license fees as agreed upon through separate negotiations between the two parties.

Article 4 – Dispute Resolution

1.	If a third party infringes or is likely to infringe upon the Licensed Trademark, Party B shall promptly report to Party A and, upon request, assist Party A in addressing the infringement.

2.	If Party B uses the Licensed Trademark in accordance with this Agreement, Party A’s instructions, the usage manual, and relevant laws, but still receives complaints from third parties alleging trademark infringement, the matter shall be handled through mutual consultation.

Article 5 – License Period

This Agreement shall be valid from March 1, 2025 to February 28, 2045. If neither party expresses an objection in writing at least three months prior to the expiration, the Agreement shall automatically renew for one year under the same terms and conditions. This renewal shall continue in the same manner annually.

Article 6 – Early Termination

Either Party A or Party B may terminate this Agreement during its term by giving the other party three months’ written notice, provided there is just cause.

Article 7 – Termination of Contract

1.	If either party violates any terms of this Agreement and fails to cure such breach within 30 days after notice, the other party may terminate the Agreement.

2.	The Agreement may be immediately terminated by the other party without notice if any of the following applies:

(1)	Failure to perform any obligation under this Agreement or breach of any provision;

(2)	Suspension of payments or initiation of bankruptcy, civil rehabilitation, corporate reorganization, or special liquidation proceedings;

(3)	Dissolution without merger;

(4)	Subject to seizure, provisional seizure, compulsory execution, or disposition due to unpaid taxes;

(5)	Subject to suspension of transactions at a clearinghouse;

(6)	Deterioration of financial status or reasonable risk thereof.

Article 8 – Measures After Termination

Upon termination (including expiration or cancellation) of this Agreement, Party B shall:

1.	Cease sales of the licensed products and distribution of the licensed goods;

2.	Destroy all materials provided by Party A;

3.	Return usage manuals and other documentation supplied by Party A.

Article 9 – Damages

If one party suffers damages due to the other party’s breach of this Agreement or termination under Article 7, it may claim compensation for such damages.

Article 10 – Exclusion of Anti-Social Forces

1.	Both parties represent and warrant the following:

(1)	Neither the company nor its subsidiaries are affiliated with organized crime groups, companies affiliated with such groups, sokaiya (corporate extortionists), or any similar entities (“Anti-Social Forces”);

(2)	Executive personnel (officers, directors, or equivalent) are not members of Anti-Social Forces;

(3)	The contract is not concluded in the name of any Anti-Social Forces;

(4)	Neither party will use themselves or third parties to:

●	Threaten the other party with violent speech or conduct;

●	Interfere with the other party’s operations or damage its reputation through deception or coercion;

(5)	Anti-Social Forces do not substantively participate in management;

(6)	No provision of funds or benefits to Anti-Social Forces.

2.	If either party is found to be in breach of the above, the other party may immediately terminate the Agreement without notice.

Article 11 – Consultation

Any matters not stipulated in this Agreement or any doubts regarding the interpretation shall be resolved through sincere consultation between the parties.

Article 12 – Jurisdiction

Should any dispute arising from this Agreement require judicial resolution, the court of first instance shall be the court located in the jurisdiction of Party A’s head office.

This Agreement shall be executed in two counterparts or maintained as electronic records, signed or electronically signed by both parties, with each party retaining one copy for their records.

Date: December 20th, 2024

Party A: Sekoshuzo Co., Ltd.

Address: 1807 Ueno, Kouka-cho, Kouka-shi, Shiga-ken

Name: [redacted]

Representative Director (Seal)

Party B: Agencia Comercial Co., Ltd

Name: Li-mei Lee

Representative Director (Seal)

Global Marketing Authorization

Authorized Party: Agencia Comercial Co., Ltd

Business ID Number: [redacted]

Tobacco and Alcohol Import Business License Number: [redacted]

The Authorizer hereby authorizes the Authorized Party as the sole distributor of the Authorizer’s products, responsible for the sale of the Authorizer’s products, with the specific authorization matters as follows:

Authorized Product Scope: Ninja Japanese Sake, Western spirits, fruit wine, Chinese liquor, medicinal liqueurs, etc.

Distribution Scope: Worldwide

Authorization Type: Non-exclusive authorization, exclusive distribution of Ninja Japanese Sake, Western spirits, fruit wine, Chinese liquor, medicinal liqueurs, and the authority to conduct OEM processing, agent recruitment, promotion, sales, and anti-counterfeiting protection.

Authorization Period: January 1, 2025 to December 31, 2044

Issuance Date: December 20, 2024

Authorizing Unit: Sekoshuzo Co., Ltd.

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